UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2011

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01	Entry into a Material Definitive Agreement

On September 22, 2011, the Registrant entered into an amended and restated revolving credit facility with Bank of America, N.A., as agent (the “Credit Facility”).  The Credit Facility provides for a $175.0 million revolving credit line.  The Credit Facility is available for working capital and general corporate purposes, including the repurchase of the Registrant’s capital stock and capital expenditures.  The Credit Facility is scheduled to expire on September 22, 2016 and is guaranteed by all of the Registrant’s domestic subsidiaries (the “Guarantors”).  The Credit Facility replaces the existing facility that provided for a $150.0 million revolving credit line and was scheduled to expire on November 13, 2012.

The foregoing description of the credit agreement is qualified in its entirety by reference to the agreement itself which is filed as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits.
C)	Exhibits
10.7 Third Amended and Restated Loan and Security Agreement

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Marc D. Miller
Marc D. Miller
Senior Vice President - Chief Financial Officer

Dated: September 28, 2011